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                                                                   EXHIBIT 21.01

                              LIST OF SUBSIDIARIES
                        ALADDIN GAMING ENTERPRISES, INC.


ALADDIN GAMING ENTERPRISES, INC.

Aladdin Gaming Holdings, LLC, a Nevada limited liability company





ALADDIN GAMING HOLDINGS, LLC (direct and indirect subsidiaries)

Aladdin Capital Corp., a Nevada corporation
Aladdin Gaming, LLC, a Nevada limited liability company
Aladdin Music Holdings, LLC, a Nevada limited liability company
Aladdin Music, LLC, a Nevada limited liability company
Magic Lamp Merchandising, LLC, a Nevada limited liability company
Corbon, LLC, a Nevada limited liability company
Aladdin Resort, LLC, a Nevada limited liability company